UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 14, 2012

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	51-0371142
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¡	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¡	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¡	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¡	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 and 7.01. Results of Operations and Financial Condition and Regulation FD Disclosure

On February 14, 2012, j2 Global, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2011. The press release also contains the following financial guidance for fiscal year 2012: j2 Global expects revenues between $345 and $365 million and Non-GAAP net earnings per diluted share to be approximately the same as for fiscal 2011. In addition, the press release announced that the Company has declared a quarterly cash dividend to its shareholders of $0.21 per common share. The dividend will be paid on March 12, 2012 to all shareholders of record as of the close of business on February 27, 2012. Future dividends will be subject to Board approval. The press release also announced that the Company’s Board of Directors has approved a five million share repurchase program through February 20, 2013, replacing and terminating the 2010 share repurchase program set to expire April 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Also on February 14, 2012, j2 Global hosted its fourth quarter and year-end 2011 earnings conference call and Webcast. Via the Webcast, the Company presented its February 2012 Investor Presentation, which contains a summary of j2 Global’s financial results for the fiscal year ended December 31, 2011; financial estimates for fiscal year 2012; and certain other financial and operating information regarding j2 Global. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(c)
Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated February 14, 2012.
99.2	February 2012 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc.
(Registrant)

Date: February 14, 2012	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated February 14, 2012.
99.2	February 2012 Investor Presentation.